UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
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ISSUER DIRECT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Issuer Direct Corporation
500 Perimeter Park Drive, Suite D
Morrisville, NC 27560

April 20, 2016

To Our Stockholders:

We are pleased to invite you to attend our Annual Meeting of Stockholders to be held on Friday, June 10, 2016, at 9:00 a.m. EDT at the Company's office 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560.  The Board of Directors has fixed the close of business on April 11, 2016 as the record date for the determination of Stockholders entitled to receive notice of, and to vote at, the Annual Meeting. For directions to attend the meeting and vote in person, please visit our proxy website at https://www.iproxydirect.com/ISDR.

The attached Proxy Statement describes the matter proposed by your Board of Directors to be considered and voted upon by our stockholders at our Annual Meeting. These items are more fully described in the following pages, which are hereby made part of this Notice.

The Company’s Proxy Statement and Proxy Card accompany this Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 10, 2016.  Our Proxy Statement is attached.  Financial and other information concerning the Company is contained in our Annual Report on Form 10-K for the year ended December 31, 2015, including financial statements.  Under rules issued by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Card, and by notifying you of the availability of our proxy materials on the Internet. The Proxy Statement and our Annual Report on Form 10-K are available on https://www.iproxydirect.com/ISDR.

Your vote is important. Whether you own relatively few or a large number of shares of our stock, it is important that your shares be represented and voted at the Annual Meeting. Please vote your shares online or by telephone or, if you requested and received a printed set of proxy materials by mail, by returning the accompanying proxy card. Further instructions on how to vote your shares can be found in our Proxy Statement.

We appreciate your support and continued confidence.

Sincerely,

/s/ Andre M. Boisvert
Andre M. Boisvert
Chairman of the Board of Directors

ISSUER DIRECT CORPORATION
500 Perimeter Park Drive, Suite D
Morrisville NC 27560
(919) 481-4000

——————————————

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2016

——————————————

To our Stockholders:

Our Annual Meeting of Stockholders will be held on Friday, June 10, 2016, at 9:00 a.m. EDT at the Company's office 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560 (the “Annual Meeting”) for the following purposes:

1.	To elect the five (5) directors nominated by our Board of Directors as set forth in the Proxy Statement;

2.	To ratify the appointment of Cherry Bekaert, LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.	To amend our 2014 Equity Incentive Plan to increase the number of shares authorized for grant by 200,000 shares; and

4.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

You have the right to receive notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on April 11, 2016. Please complete, sign, date and return your proxy card to us in the enclosed, postage-prepaid envelope at your earliest convenience, even if you plan to attend the Annual Meeting. If you prefer, you can authorize your proxy through the Internet or by telephone as described in the Proxy Statement and on the enclosed proxy card. If you attend the meeting, you may revoke your proxy prior to its exercise and vote in person at the meeting. In the event that there are not sufficient stockholders present for a quorum or sufficient votes to approve a proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned from time to time in order to permit further solicitation of proxies by the Company.

Your vote is important. If you are unable to attend in person and wish to have your shares voted, please vote as soon as possible, whether online, by telephone, by fax or by returning a proxy card sent to you in response to your request for printed proxy materials.

By Order of the Board of Directors,

/s/ Andre M. Boisvert
Andre M. Boisvert
Chairman of the Board of Directors

Morrisville, North Carolina
April 20, 2016

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE OR VOTE OVER THE INTERNET FOLLOWING THE INSTRUCTIONS ON THE PROXY AS SOON AS POSSIBLE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD OR VOTE OVER THE INTERNET MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

PROXY STATEMENT
QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

You are receiving these proxy materials because you owned shares of common stock of our company, Issuer Direct Corporation (the “Company”), at the close of business on April 11, 2016, and, therefore, are eligible to vote at the Company’s Annual Meeting of Stockholders to be held on Friday, June 10, 2016, at 9:00 a.m. EDT at the Company's office 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560 (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting.

On what matters will I be voting?

Shareholders of record at the close of business on April 11, 2016 will be entitled to vote on the following proposals:

i) To elect the five (5) directors nominated by our Board of Directors as set forth in the Proxy Statement;

ii) To ratify the appointment by the Audit Committee of the Board of Directors of Cherry Bekaert, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

iii) To amend our 2014 Equity Incentive Plan to increase the number of shares authorized for grant by 200,000 shares; and

               iv) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board does not know of any matters to be presented at our Annual Meeting other than those described in this Proxy Statement. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Where and when will the meeting be held?

The Annual Meeting will be held at the Company's office 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560 on June 10, 2016 at 9:00 a.m., local time.

How can I obtain directions to the meeting?

For directions to the location of our Annual Meeting, please visit our proxy website at https://www.iproxydirect.com/ISDR.

Who is soliciting my proxy?

Our Board is soliciting your proxy to vote at our Annual Meeting. By completing and returning a proxy card, you are authorizing the proxy holder to vote your shares at our Annual meeting as you have instructed.

How many votes may I cast?

Each holder of common stock is entitled to one vote, in person or by proxy, for each share of our common stock held of record on the record date.

How many votes can be cast by all stockholders?

Our common stock is the only class of security entitled to vote at our Annual Meeting.  As of the record date, we had 2,794,394 shares of common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the meeting?

Our bylaws provide that thirty-three and one-third (33.3%) of the total number of shares of common stock outstanding constitutes a quorum and must be present to conduct a meeting of our stockholders.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Direct Transfer LLC, you are considered, with respect to those shares, the “stockholder of record.” Proxy Materials have been directly sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” Proxy Materials have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by following their instructions which are included with this proxy, if applicable.

Can my shares be voted if I do not return the proxy card and do not attend the meeting in person?

If you hold shares in street name and you do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote (a “broker non-vote”). Brokers generally have discretionary authority to vote shares held in street name on “routine” matters but not on “non-routine” matters. Proposals to ratify the appointment of the independent auditor are generally considered “routine” matters. Proposals to elect directors and to approve an employee stock purchase plan are “non-routine” matters.

If you do not vote the shares held in your name, your shares will not be voted. However, the Company may vote your shares if you have returned a blank or incomplete proxy card.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote in favor of all four proposals.

How do I vote?

You may vote using any of the following methods:

In person at the Annual meeting:

You may vote in person at the Annual meeting, either by attending the meeting yourself or authorizing a representative to attend the meeting on your behalf. You may also execute a proper proxy designating that person. If you are a street holder of shares, you must obtain a proxy from your broker, bank, or nominee naming you as the proxy holder and present it to the inspectors of election with your ballot when you vote at the Annual meeting.

Other ways to vote:

You may also vote by telephone or online as instructed in our Proxy, or by returning a proxy card or voting instruction form sent to you in response to your request for printed proxy materials.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.

INTERNET:	https://www.iproxydirect.com/ISDR

PHONE:	1-866-752-VOTE (8683)

Once I deliver my proxy, can I revoke or change my vote?

Yes. You may revoke or change your proxy at any time before it is voted by giving a written revocation notice to our corporate secretary, by delivering a new revised proxy no later than the end of the day prior to the annual meeting, or by voting in person at the meeting.

Who pays for soliciting proxies?

We are paying for all costs of soliciting proxies. Our directors, officers, and employees may request the return of proxies by mail, telephone, internet, telefax, telegram, or personal interview. We are also requesting that banks, brokerage houses, and other nominees or fiduciaries forward the soliciting material to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their expenses.

Could other matters be considered and voted upon at the meeting?

Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be considered at the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies as the Board may recommend.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy at any time until it is voted.

How Can I Contact Issuer Direct to Request Materials or Information Referred to in these Questions and Answers?

By mail addressed to: Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, Attn: Chairman of the Board. By Phone, call 919.481.4000 or 888.752.VOTE, by fax, 212.521.3464 or by email, proxy@iproxydirect.com

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one set of materials to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of these materials and future stockholder communication documents to any stockholder at a shared address to which a single copy of these materials were delivered, or deliver a single copy of these materials and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.  Stockholders may also address future requests regarding delivery of proxy materials and/or annual reports by contacting us at the address noted above.

PROPOSAL 1

ELECTION OF THE FIVE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

Nominees for Director

At our Annual Meeting of Stockholders, stockholders will elect five directors, each to serve a term of one year or until his or her successor is elected and qualified. Our Board of Directors is currently comprised of five directors. Our Board of Directors is not divided into classes of directors, meaning all of our directors are voted on every year at our Annual Meeting of Stockholders.

Unless otherwise instructed on the proxy card, each of the persons named as proxies on the proxy card intends to vote the shares represented thereby in favor of the five nominees listed under “Certain Information Concerning Director Nominees” below.

Each director nominee named below is presently serving as a director of our Company. All nominees have consented to being named in this Proxy Statement and to serve if elected. If, however, any nominee should become unable or unwilling to serve, the persons named as proxies on the proxy card will vote the shares represented by the proxy for another person duly nominated by our Board.

Certain Information Concerning Director Nominees

Certain information concerning the nominees for election as directors is set forth below. This information was furnished to us by the nominees. No family relationship exists between any of our directors or executive officers.

The five directors have been nominated for election to the Board of Directors at the Annual Meeting to be held on June 10, 2016.

The names of the nominees and certain information about them as of April 11, 2016 are set forth below:

Nominee	Age	Position	Director Since
Andre M. Boisvert	62	Chairman of the Board, Member of the Audit Committee	2012
William H. Everett	65	Director, Chairman of the Audit Committee, Member of Compensation Committee & Strategic Advisory Committee	2013
David Sandberg	43	Director, Chairman of the Compensation Committee	2013
J. Patrick Galleher	42	Director, Chariman of the Strategic Advisory Committee	2014
Brian R. Balbirnie	44	Director, Chief Executive Officer	2007

Andre M. Boisvert – Chairman of the Board, Member of the Audit Committee

Mr. Boisvert joined the Board of Directors of Issuer Direct Corporation in July 2012 and is currently the Chairman of the Board. Mr. Boisvert is a long-time leader in the Business Intelligence arena with over 25 years of executive experience with enterprise software giants such as Oracle (NASDAQ: ORCL) and SAS Institute Inc. He has also held senior management positions at Cognos (NASDAQ: COGN), IBM (NYSE: IBM) and Sagent (NASDAQ: SGNT).  At Cary, NC-based SAS Institute Inc., Mr. Boisvert was president and chief operating officer. While at Oracle, he was senior vice president of Worldwide Marketing and served as a member of Oracle’s Worldwide Management Committee. Mr. Boisvert has also held senior executive positions in sales, marketing and Research & Development at IBM, where he was a 13-year veteran. Mr. Boisvert is currently on the Board of Directors of several enterprise software companies, Palamida Corporation, Infobright Inc., Smartfocus Inc., Riverlogic Corportaion, Zend Technologies Inc., Transera Communications Corporation and Clario Analytics Inc.

William H. Everett  – Director, Chairman of the Audit Committee, Member of the Compensation Committee & Strategic Advisory Committee

Mr. Everett joined the Board of Directors of Issuer Direct Corporation on October 2, 2013. Mr. Everett has more than thirty years of management experience and currently serves as a director of Agnity Inc. in Fremont California and Hakisa SAS in Strasbourg France. In addition, Mr. Everett served on the Board of NeoNova Network Services until it was acquired in July 2013. In April 2010, Mr. Everett retired as Executive Vice President and CFO of Tekelec, a publicly traded telecom equipment supplier. Since that time, he has served as a corporate director and provided consulting services to public company and private equity clients. Until recently, he servedas an Executive in Residence and a member of the Board of Advisors at the Poole College of Management at NC State University. He has significant experience as both a Chief Financial Officer and a general manager working with a variety of multi-national technology companies over his career, including Epsilon Data Management, Chemfab Inc., Eastman Software and Steleus SAS.  He was the Co-founder and President of Maps a la Carte, an internet mapping and spatial data company, which was acquired by Demand Media Inc.

David Sandberg  – Director, Chairman of the Compensation Committee

Mr. Sandberg joined the Board of Directors of Issuer Direct Corporation on August 22, 2013. Mr. Sandberg is the managing member of Red Oak Partners, LLC, which he founded in March 2003.  He is the portfolio manager of various funds managed by Red Oak Partners. Previously, Mr. Sandberg co-managed JH Whitney & Co’s Green River Fund from 1998-2002. Mr. Sandberg serves as the Chairman of the Board of Asure Software, Inc. and Cord Blood America, Inc., both of which are public companies, and as Chairman of the Board of Kensington Vanguard Group, a private company.  He also serves as a Director of SMTC Corp., a public company.  Previously Mr. Sandberg served as a director of public companies EDCI, Inc., RF Industries, Ltd. and Planar Systems, Inc. Mr. Sandberg has experience serving as a member of and as Chairman of each of Audit, Compensation, Nominating & Governance, and Strategic committees for public companies.  He received a BA in Economics and a BS in Industrial Management from Carnegie Mellon University in 1994.

J. Patrick Galleher – Director, Chairman of the Strategic Advisory Committee

Mr. Galleher joined the Board of Directors of Issuer Direct Corporation on March 11, 2014.  Mr. Galleher is a Managing Director for Boxwood Partners, LLC, a merchant bank in Richmond, Virginia, where he leads transactions for Boxwood’s merger and acquisition advisory services and private equity group and a Managing Director for Boxwood Capital Partners, LLC, a private investment firm also located in Richmond, Virginia. He has led several transactions including the sale of Dorsey Wright & Associates, the capital raise for Digital Risk, the majority investment in Sweet Frog Yogurt and the buy-outs of Yoga Direct, Yoga Accessories, Everything Yoga and Red Rock Products. Mr. Galleher holds a B.S. in Business Administration from the University of Richmond and a degree from the London Business School as well as attending the Centre for Creative Leadership in Belgium.

Brian R. Balbirnie – Director, Chief Executive Officer

Mr. Balbirnie is a member of the Board and Chief Executive Officer. Mr. Balbirnie established Issuer Direct in 2006 with a vision of creating a technology driven back-office compliance platform that would reduce costs as well as increase the efficiencies of the most complex tasks, today the company calls it the Disclosure Management System (DMS). Mr. Balbirnie is responsible for the strategic leadership of the company and oversees day-to-day operations. Under Mr. Balbirnie’s direction, the Company has grown to serve over 2,000 public companies since 2006. Mr. Balbirnie is an entrepreneur with more than 20 years of experience in emerging industries. Prior to Issuer Direct, Mr. Balbirnie was the founder and managing partner of Catapult Company, a compliance and consulting practice focused on the Sarbanes Oxley Act. Mr. Balbirnie also has served in ‘C’ level capacities for various companies both public and private. Prior to and with Catapult, Mr. Balbirnie also advised several companies on their public market strategies, Merger & Acquisitions as well as their financial reporting requirements.

Board and Committee Membership

The table below provides committee membership as of April 11, 2016.

Board Member	Audit Committee	Compensation Committee	Strategic Advisory Committee
Independent Directors
Andre M. Boisvert *	X
David Sandberg *		C
William H. Everett *	C	X	X
J. Patrick Galleher *			C
Internal Director
Brian R Balbirnie

C= Committee Chairman                                                      X = Committee Member                                                      * = Independent

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF FIVE (5) DIRECTORS, UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

CORPORATE GOVERNANCE

Our Directors will serve until our next annual meeting of the shareholder or until their resignation or removal.

Our directors are elected at the annual meeting of the shareholders, with vacancies filled by the Board of Directors, and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal. Any action required can be taken at any Annual meeting of stockholders of the corporation which may be taken without a meeting, without prior notice and without a vote, if consent in writing setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principle place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings are recorded.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Directors’ and Officers’ Liability Insurance

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer, which is posted on our website at www.issuerdirect.com.

Director Independence

The Board of Directors has determined that Messrs. Boisvert, Everett, Galleher and Sandberg satisfy the requirement for independence set out in Section 303A.02 of the NYSE MKT rules and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the Board of Directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the NYSE MKT rule referenced above.

Board Committees

Our Board of Directors has established an Audit Committee, Compensation Committee and a Strategic Advisory Committee, each of which has the composition and responsibilities described below.

Audit Committee

Our Audit Committee was implemented on October 23, 2013 and is currently comprised of Messrs. Boisvert and Everett, each of whom our Board has determined to be financially literate and qualify as an independent director under Section 303A.02 of the NYSE MKT rules and Section 10A(m) of the Securities Exchange Act of 1934, as amended. Mr. Everett is the chairman of our Audit Committee and qualifies as a financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee’s duties are to recommend to our Board of Directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The Audit Committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the independent public accountants, including their recommendations to improve the system of accounting and internal controls. During the year ended December 31, 2015, our Audit Committee met four times.

Compensation Committee

Our Compensation Committee was implemented on October 23, 2013 and is currently comprised of Messrs. Everett and Sandberg, each of whom our Board has determined to qualify as an independent director under Section 303A.02 of the NYSE MKT rules. Mr. Sandberg is the chairman of our Compensation Committee. The Compensation Committee reviews and approves our salary and benefits policies, including compensation of executive officers and directors. The Compensation Committee also administers our stock option plans and recommends and approves grants of stock options under such plans.  During the year ended December 31, 2015, our Compensation Committee held two meetings.

Strategic Advisory Committee

                Our Strategic Advisory Committe was implemented on January 25, 2016 and is currently comprised on Messrs. Everett and Galleher.  Mr. Galleher is the chairman of our Strategic Advisory Committee.  The Strategic Advisory Committee assists our Board of Directors and management in evaluating areas such as joint ventures, partnerships, strategic acquisitions and mergers and acquisitions.

Meetings and Attendance

During the year ended December 31, 2015, the Board of Directors held six meetings, and each director attended all of (i) Board meetings held during the period for which he was a director, except that Mr. Everett was absent from one meeting and (ii) committee meetings held during the period for which he was a committee member. We do not have a policy requiring director attendance at stockholder meetings, but members of our Board of Directors are encouraged to attend.

Communications with the Board of Directors

A stockholder who wishes to communicate with our Board of Directors, any committee of our Board of Directors, the non-management directors or any particular director, may do so by writing to such director or directors in care of the Secretary, c/o Issuer Direct Corporation, 500 Perimeter Park Drive, Morrisville, NC  27560. Our secretary will forward such communication to the full Board of Directors, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of our Board of Directors (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case our secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Executive Compensation

The following table shows amounts earned by each officer in the years ended December 31, 2013, 2014, and 2015:

Name and Principal Position	Year	Salary	Deferred Compensation	Bonus	Stock Awards	Option/ Warrant Awards	All Other Compensation	Total

Brian R. Balbirnie	2015	$185,000	$-	$-	$-	$-	$-	$185,000
Chief Executive Officer	2014	$180,345	$-	$-	$-	$-	$-	$180,345
	2013	$140,753	$-	$-	$-	$-	$-	$140,753

Steven Knerr	2015	$139,077	$-	$-	$84,800	$57,900	$-	$281,777
Chief Financial Officer(1)

Wesley Pollard	2014	$155,345	$-	$9,939	$-	$-	$-	$165,284
Chief Financial Officer(1)	2013	$104,484	$-	$-	$-	$-	$-	$104,484

(1)  As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2015, the Company entered into an Executive Employment Agreement with Steven Knerr to serve as the Company’s Chief Financial Officer.  As disclosed in the Current Report on Form 8-K filed with the SEC on March 26, 2015, Mr. Pollard resigned his position as the Company’s Chief Financial Officer on May 8, 2015.

Compensation of Directors

The general policy of the Board of Directors is that compensation for independent directors should be a nominal cash fee plus equity-based compensation. We do not pay employee directors for Board service in addition to their regular employee compensation. The Board of Directors have the primary responsibility for considering and determining the amount of director compensation.

The following table shows amounts earned by each non-employee director in fiscal 2015:

Director	Fees Earned or Paid in Cash	Stock Awards	Warrant Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Andre M. Boisvert	$30,000	$—	$—	$—	$—	$—	$30,000
William H. Everett	$28,000	$—	$—	$—	$—	$—	$28,000
David Sandberg	$26,000	$—	$—	$—	$—	$—	$26,000
J. Patrick Galleher	$24,000	$—	$—	$—	$—	$—	$24,000

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 20, 2016, regarding the beneficial ownership of our common stock by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560.

	Number of
	Shares		Percentage
Name of Beneficial Owner	Owned (1)		Owned (1)

Brian R. Balbirnie (2)(3)	626,922	(5)	22.11%
Steven Knerr (2)	18,750	(6)	0.66%
Andre M. Boisvert (3)	37,500		1.32%
William H. Everett (3)	25,400	(7)	0.90%
David Sandberg (3)	659,922	(8)	23.28%
J. Patrick Galleher (3)	21,000	(9)	0.74%
James Michael (4)	251,100		8.86%
All officers, directors, and management as a group (7 persons)	1,640,594		57.86%

Other beneficial holders:
Yorkmont Capital Partners, LP	225,000		7.94%

(1)
Applicable percentage of ownership is based on a total of 2,735,252 shares of common stock, which consist of 2,794,394 shares of common stock outstanding on April 20, 2016, plus shares that are beneficially owned as of that date. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon restricted stock units and the exercise of stock options exercisable currently or within 60 days of April 20, 2016 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Officer

(3)	Director.

(4)	Management.

(5)	Includes options issued to spouse to purchase 7,667 shares of common stock that are currently exercisable or exercisable within 60 days of April 20, 2016.

(6)	Includes 5,000 restricted stock units and options to purchase 13,750 shares of common stock that are currently exercisable or exercisable within 60 days of April 20, 2016.

(7)	Includes options to purchase 25,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 20, 2016.

(8)	Includes options to purchase 27,500 shares of common stock that are currently exercisable or exercisable within 60 days of April 20, 2016.

(9)	Includes options to purchase 20,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 20, 2016.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We formed a Compensation Committee on October 23, 2013. Prior to that date, all compensation decisions for our named executive officers were made by our Board of Directors.

The Compensation Committee of our Board of Directors will review at least annually and determine (or recommend to the Board of Directors as the case may be) the executive compensation for Mr. Balbirnie and any other named executive officers, including approving any grants of stock options or other equity incentive awards in accordance with the philosophy and components described in this Proxy Statement. To date, neither the Board of Directors nor the Compensation Committee has retained the services of a compensation consultant.  The Compensation Committee does not intend to retain such services for 2016 but may decide to do so in the future.

We currently have employment agreements with Brian Balbirnie and Steven Knerr.  The terms are summarized below:

Brian R. Balbirnie Employment Agreement

On April 30, 2014, Issuer Direct Corporation (the “Company”) entered into an Executive Employment Agreement (the “Balbirnie Agreement”) with Brian R. Balbirnie to serve as the Company’s President and Chief Executive Officer. Mr. Balbirnie has served as the Company’s most senior executive officer since 2006 without a formal employment agreement.  The Balbirnie Agreement will continue until terminated pursuant to its terms as described below.

Under the Balbirnie Agreement, Mr. Balbirnie is entitled to an annual base salary of $185,000. The base salary will be reviewed annually by the Company’s Board of Directors (the “Board”) for increase as part of its annual compensation review. Mr. Balbirnie is also eligible to receive an annual bonus of 45% of his annual base salary upon the achievement of target objectives and performance goals determined by the Board in consultation with Mr. Balbirnie on or before the end of the first quarter of the fiscal year to which the bonus relates. In addition, Mr. Balbirnie is eligible to receive such additional bonus or incentive compensation as the Board may establish from time to time in its sole discretion.

Pursuant to the Balbirnie Agreement, if Mr. Balbirnie’s employment is terminated upon his disability, by Mr. Balbirnie for good reason (as such term is defined in Balbirnie Agreement), or by us without cause (as such term is defined in Balbirnie Agreement), Mr. Balbirnie will be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary, accrued personal time and business expenses): (i) to the then base salary for a period of twelve months (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under the Company’s then-current medical, health and vision insurance coverage for a period of twelve months.  Additionally, if Mr. Balbirnie’s employment is terminated for disability, the vesting of any option grants will continue to vest pursuant to the schedule and terms previously established during the twelve month severance period.  Subsequent to the twelve month severance period the vesting of any option grants will immediately cease.  If Mr. Balbirnie’s employment is terminated without cause, vesting of any option grants will immediately cease upon termination except as described below relating to a Corporate Transaction.

If the Company terminates Mr. Balbirnie’s employment for cause or employment terminates as a result of Mr. Balbirnie’s resignation or death, Mr. Balbirnie will only be entitled to unpaid amounts owed to him and the vesting of any option grants will immediately cease.

Mr. Balbirnie has no specific right to terminate the employment agreement or right to any severance payments or other benefits solely as a result of a Corporate Transaction(as defined in the Company’s 2010 Equity Incentive Plan). However, if within twelve months following a corporate transaction, Mr. Balbirnie terminates his employment for good reason or the Company terminates his employment without cause, the severance period discussed above will be increased from twelve to eighteen months and any then unvested options held by Mr. Balbirnie will immediately vest and become exercisable for a period equal to the earlier of (i) six months from termination or (ii) the expiration of such option grant pursuant to its original terms.

The Balbirnie Agreement also contains certain noncompetition, no solicitation, confidentiality, and assignment of inventions requirements for Mr. Balbirnie.

Steven Knerr Employment Agreement

On November 19, 2015, the Company entered into an Executive Employment Agreement (the “Knerr Agreement”) with Steven Knerr to serve as the Company’s Chief Financial Officer. Mr. Knerr has served as the Company’s Controller since August 22, 2013 and as its interim Chief Financial Officer and interim Principal Financial Officer since May 8, 2015.  The Knerr Agreement will continue until terminated pursuant to its terms as described below.

Under the Knerr Agreement, Mr. Knerr is entitled to an annual base salary of $151,000. The base salary will be reviewed annually by the Company’s Board for increase as part of its annual compensation review. Mr. Knerr is also eligible to receive an annual bonus of 35% of his annual base salary upon the achievement of target objectives and performance goals determined by the Board in consultation with Mr. Knerr on or before the end of the first quarter of the fiscal year to which the bonus relates. In addition, Mr. Knerr is eligible to receive such additional bonus or incentive compensation as the Board may establish from time to time in its sole discretion.

Also, Mr. Knerr was granted an incentive stock option to purchase 10,000 shares of the Company’s common stock at an exercise price of $6.80 (the “Stock Option”) pursuant to the Incentive Stock Option Grant and Agreement dated as of the Effective Date (the “ISO Agreement”).  The Stock Option shall vest over a four-year period, at a rate of 25% of the total Stock Option on the first anniversary of the Effective Date and the remaining 75% vesting ratably at the end of each calendar quarter for the subsequent three years after the first anniversary of the Effective Date, provided Mr. Knerr is employed on all such dates by the Company or one of its affiliates.  In the event of a Corporate Transaction (as defined in the Company’s 2014 Equity Incentive Plan), any unvested portion of the Stock Option shall be immediately vested.

Pursuant to the Knerr Agreement, if Mr. Knerr’s employment is terminated upon his disability, by Mr. Knerr for good reason (as such term is defined in Knerr Agreement), or by us without cause (as such term is defined in Knerr Agreement), Mr. Knerr will be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary, accrued personal time and business expenses): (i) to the then base salary for a period of six months (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under the Company’s then-current medical, health and vision insurance coverage for a period of six months.  Additionally, if Mr. Knerr’s employment is terminated for disability, the vesting of any option grants will continue to vest pursuant to the schedule and terms previously established during the six month severance period.  Subsequent to the six month severance period the vesting of any option grants will immediately cease. If Mr. Knerr’s employment is terminated without cause, vesting of any option grants will immediately cease upon termination except as described below relating to a Corporate Transaction.

If the Company terminates Mr. Knerr’s employment for cause or employment terminates as a result of Mr. Knerr’s resignation or death, Mr. Knerr will only be entitled to unpaid amounts owed to him and the vesting of any option grants will immediately cease.

Mr. Knerr has no specific right to terminate the employment agreement or right to any severance payments or other benefits solely as a result of a Corporate Transaction (as defined in the Company’s 2014 Equity Incentive Plan).

The Knerr Agreement also contains certain noncompetition, no solicitation, confidentiality, and assignment of inventions requirements for Mr. Knerr

Philosophy of Compensation

The goals of our compensation policy are to ensure that executive compensation rewards management for helping us achieve our financial goals (increased sales, profitability, etc.), meet our product development milestones, and align management’s overall goals and objectives with those of our stockholders. To achieve these goals, our Compensation Committee and Board of Directors aim to achieve the following:

●	provide competitive compensation packages that enable us to attract and retain superior management personnel;

●	relate compensation to the Company’s overall performance, the individual officer’s performance and our assessment of the officer’s future potential;

●	reward our officers fairly for their role in our achievements; and

●	align executive’s objectives with the objectives of stockholders, including through the grant of equity awards.

We have determined that in order to best meet these objectives, our executive compensation program should balance fixed and bonus compensation, as well as cash and equity compensation, as discussed below. Historically, there has been no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation for our executive officers.

Components of Compensation

The four principal components of our compensation program for our named executive officers are base salary, personal benefits (such as health and dental insurance), cash bonuses and or equity based grants.  As noted below, cash bonuses and equity grants are not necessarily earned or granted every year.

Base Salary. The primary component of compensation for our named executive officers is base salary.  Base salary levels for our named executive officers have historically been determined based upon an evaluation of a number of factors, including the individual officer’s level of responsibility and our overall performance. The Compensation Committee intends to review each named executive officer’s base salary on an annual basis and adjust such salaries as deemed appropriate.

Cash Bonus. Prior to 2015, we paid nominal cash bonuses to named executive officers.  In the year ended December 31, 2015, we paid no cash bonuses to our executives.

We intend to consider the amount of cash bonus that each of our named executive officers should be entitled to receive in connection with our annual compensation review, taking into account each executive’s total compensation package, and any more formal data we obtain regarding the compensation levels of similarly situated executives. We will also consider in connection with such review whether to designate certain financial or operational metrics or other objective or subjective criteria in determining the final amounts of such awards.

Equity Based Grants. An additional principal component of our compensation policy for named executive officers consists of grants of stock options and other equity awards.  Prior to 2015, all equity incentive awards were made either (i) in accordance with negotiated terms at levels deemed necessary to attract or retain the executive at the time of such negotiations and determined taking into account the recipient’s overall compensation package and the goal of aligning such executive’s interest with that of our stockholders, or (ii) at the discretion of the Board of Directors without reference to any formal targets or objectives, when deemed appropriate in connection with extraordinary efforts or results or necessary in order to retain the executive in light of the executive’s overall compensation package.

On April 1, 2015, the Compensation Committee granted Mr. Knerr 10,000 restricted stock units, half of which vest on April 1, 2016 and the other half on April 1, 2017.  Additionally, the Compensation Committee granted Mr. Knerr an incentive stock option to purchase 10,000 shares of our common stock, as further described above under the heading "Steven Knerr Employment Agreement". Other than the grant to Mr. Knerr, the Compensation Committee has not made any equity awards to the named executive officers since its inception in October 2013 but may do so in 2016. Our Compensation Committee and our Board of Directors intends to consider during our annual compensation review whether to grant equity incentive awards to our named executive officers, and the terms of any such awards, including whether to set any performance targets or other objective or subjective criteria related to the final grant or vesting of such awards. The Compensation Committee will also retain the flexibility to make additional grants throughout the year if deemed necessary or appropriate in order to retain our named executive officers or reward extraordinary efforts or achievements.

Compensation of Named Executive Officers

Compensation of Chief Executive Officer. During the twelve months ended December 31, 2015, Mr. Balbirnie’s total compensation was $185,000.  Mr. Balbirnie’s total compensation was comprised solely of salary payments from January 1, 2015 through December 31, 2015.
On January 7, 2015, the Board of Directors implemented a 2015 cash bonus plan for Mr. Balbirnie based on the following criteria:

●	Cash bonus target was 45% of annualized base salary of $185,000.

●	Cash bonus plan was based on the achievement of target financial results during the 2015 fiscal year.

●
Cash bonus target scaling was based upon achievement of 90% of the target financial numbers, payout is 50% of target and scales to 100% at 100% of the target numbers.  At 110% and 120% of the achievement of the financial numbers, payout is 110% and 120%, respectively.  The payout is a maximum of 120% of target bonus.

Based on these criteria and as noted above, Mr. Balbirnie did not receive any bonuses for the year ended December 31, 2015.

As of April 20, 2016, the Board of Directors has not formally established the parameters of Mr. Balbirnie's 2016 cash bonus plan.  However, the Balbirnie Agreement sets forth a cash bonus target of 45% of his annualized base salary of $185,000.  The Board of Directors and Mr. Balbirnie are currently in consultation regarding the specific target objectives and performance goals relating to such 2016 cash bonus target.

Compensation of Chief Financial Officer.  For the twelve months ended December 31, 2015, Mr. Knerr’s total compensation was $281,777. Mr. Knerr’s total compensation was comprised of salary payments from January 1, 2015 through December 31, 2015 totaling $133,077, stock awards relating to the grant of 10,000 restricted stock units totaling $84,800 and option awards relating to the grant of the option to purchase 10,000 shares of the Company's common stock totaling $57,900.

As of April 20, 2016, the Board of Directors has not formally established the parameters of Mr. Knerr's 2016 cash bonus plan.  However, the Knerr Agreement sets forth a cash bonus target of 35% of his annualized base salary of $151,000.  The Board of Directors and Mr. Knerr are currently in consultation regarding the specific target objectives and performance goals relating to such 2016 cash bonus target.

Impact of Tax Laws

Deductibility of Executive Compensation. Generally, under U.S. law, a company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the company who, on the last day of the taxable year, either is the company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The $1,000,000 limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). Because the compensation deducted in the U.S. for each individual to whom this rule applies has historically been less than $1,000,000 per year, we do not believe that the $1,000,000 limitation will affect us in the near future. If the deductibility of executive compensation becomes a significant issue, our compensation plans and policies may be modified to maximize deductibility if our Compensation Committee and we determine that such action is in our best interests.

Risk Considerations in our Compensation Programs

Our Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on us and do not encourage risk taking that is reasonably likely to have a material adverse effect on us. Our Compensation Committee believes that the structure of our executive compensation program mitigates risks by avoiding any named executive officer placing undue emphasis on any particular performance metric at the expense of other aspects of our business.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:
/s/ David Sandberg
David Sandberg (Chairman)

/s/ William H. Everett
William H. Everett

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Cherry Bekaert, LLP, independent registered public accounting firm, to audit and report on our financial statements for the year ending December 31, 2016. We have engaged Cherry Bekaert, LLP as our independent registered public accounting firm since June 2010. We expect that a representative of Cherry Bekaert, LLP will be present at the Annual Meeting of Stockholders to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

For the years ended December 31, 2015 and 2014, Cherry Bekaert, LLP billed us the fees set forth below, including expenses, in connection with services rendered by that firm to us.

	Year Ended December 31,
	2015	2014
Audit fees	$122,687	$90,165
Tax fees	$---	$---
All other fees	$2,000	$30,285
Total fees	$124,687	$120,450

Audit fees include fees for services rendered for the audits of our annual financial statements and the reviews of the interim financial statements included in quarterly reports. This category also includes fees for review of documents filed with the SEC. Additionally, audit fees include services rendered for the audit of PrecisionIR Group, Inc. Inc.'s opening balances as of August 22, 2013, the date of acquisition.

The Audit Committee of the Board of Directors has considered whether the provision of services described above under "Audit-related fees" and "Other fees" is compatible with maintaining the independence of Cherry Bekaert, LLP, and has concluded that it is compatible.

Ratification of Selection of Independent Auditors

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered accounting firm retained to audit our financial statements. The Audit Committee has appointed Cherry Bekaert, LLP as our independent external auditor for the year ending December 31, 2015. Cherry Bekaert, LLP has served as our independent registered accounting firm continuously since June 2010.  The Audit Committee is responsible for the audit fee negotiations associated with the retention of Cherry Bekaert, LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered accounting firm. Further, in conjunction with the rotation of the auditing firm's lead engagement partner, the Audit Committee and its chairperson has and will continue to be directly involved in the selection of Cherry Bekaert, LLP 's new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Cherry Bekaert, LLP to serve as our independent external auditor is in the best interests of the Company and its stockholders.

Stockholder ratification of the selection of Cherry Bekaert, LLP as our independent registered public accounting firm is not required but is being presented as a matter of good corporate practice. Notwithstanding stockholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in our best interests and the best interests of our stockholders. The Audit Committee has not determined what action it would take if the stockholders do not ratify the appointment, but may reconsider the appointment.

Audit Committee Pre-Approval Policy

The Audit Committee's policy is that all audit and non-audit services provided by its independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for audit services are established on an annual basis, detailed as to the particular service or category of services to be performed and implemented by our financial officers. Pre-approval spending limits for permissible non-audit services are established on a quarterly basis, detailed as to the particular service or category of services to be performed and implemented by our financial officers. Any audit or non-audit service fees that may be incurred by us during a quarter that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services must be reviewed and approved by the Chairperson of the Audit Committee prior to the performance of services. On a quarterly basis, the Audit Committee reviews and itemizes all fees paid to its independent registered public accounting firm in the prior quarter (including fees approved by the Chairperson of the Audit Committee between regularly scheduled meetings and fees approved by our financial officers pursuant to the pre-approval policies described above) and further reviews and itemizes all fees expected to be paid in the upcoming quarter. The Audit Committee may revise its pre-approval spending limits and policies at any time. None of the fees paid to the independent registered public accounting firm were approved by the Audit Committee after the services were rendered pursuant to the "de minimis" exception established by the SEC for the provision of non-audit services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
CHERRY, BEKAERT LLP. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

APPROVAL TO AMEND OUR 2014 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR GRANT BY 200,000 SHARES

General

The Board has approved an amendment to our 2014 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 200,000 shares, from 200,000 shares to 400,000 shares. The proposed amendment is attached hereto as Exhibit A.

The amendment to the 2014 Equity Incentive Plan is intended to ensure that we can continue to provide an incentive to our employees, directors and consultants by enabling them to share in our future growth. If approved by the stockholders, all of the additional shares will be available for grant as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as nonqualified stock options, restricted stock awards, stock appreciation rights, or other kinds of equity based compensation available under the 2014 Equity Incentive Plan. If the stockholders do not approve the amendment, no shares will be added to the number of shares available for issuance under the 2014 Equity Incentive Plan.

Background

The 2014 Equity Incentive Plan was adopted on March 31, 2014, and approved by the stockholders of the Company at an annual meeting of the Company’s stockholders on May 23, 2014. The purposes of the 2014 Equity Incentive Plan are to create incentives which are designed to motivate eligible employees, directors, and consultants to put forth maximum effort toward the success and growth of the Company, and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success.

The 2014 Equity Incentive Plan currently authorizes for issuance a maximum of only 200,000 shares. As of April 11, 2016, we had no shares available for issuance under future awards under the 2014 Equity Incentive Plan. We use equity-based incentive compensation as a component of our pay-for-performance philosophy. Our Board believes we must increase the number of shares available for issuance under the 2014 Equity Incentive Plan in light of our compensation strategy.

The increase represents approximately 7.1% of the total number of outstanding shares of common stock as of April 11, 2016. After giving effect to such increase, the number of shares of common stock subject to outstanding equity awards and available for issuance pursuant to future awards will represent approximately 14.2% of our total issued and outstanding shares of common stock (on a fully diluted basis after giving effect to such future award issuances).

Summary of the Key Terms of Our 2014 Equity Incentive Plan

The following is a brief description of the 2014 Plan. A copy of the 2014 Plan is attached as Annex A to our 2014 Proxy Statement filed with the Securities and Exchange Commission on April 2, 2016, and the following description is qualified in its entirety by reference to the 2014 Plan

Purpose . The purpose of the 2014 Plan is to enable the Company and its subsidiaries and affiliates to remain competitive and innovative in our ability to attract, motivate, reward, and retain the services of key employees, key contractors, and outside directors. The 2014 Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, performance awards and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of common stock, or a combination of cash and shares of common stock. The 2014 Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of employees, contractors, and outside directors to a changing business environment, after giving due consideration to competitive conditions and the impact of U.S. tax laws.

Effective Date and Expiration . The 2014 Plan became effective on March 31, 2014, subject to and conditioned upon stockholder approval of the 2014 Plan, and will terminate on March 31, 2024. No award may be made under the 2014 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Share Authorization . Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the 2014 Plan is 200,000 shares, 100% of which may be delivered pursuant to incentive stock options. If the amendment is approved, the maximum number of shares which may be delivered will increase to 400,000. Subject to certain adjustments, the maximum number of the shares of common stock with respect to which stock options, restricted stock, or restricted stock units may be granted to any officer of the Company subject to Section 16 of the Securities Exchange Act of 1934 or a “covered employee” as defined in Section 162(m)(3) of the Code during any calendar year is 50,000 shares. In addition, to the extent Section 162(m) of the Code applies to awards granted under the 2014 Plan and we intend to comply with Section 162(m) of the Code, no participant may receive in any calendar year performance-based awards with an aggregate value of more than $5,000,000 (based on the fair market value of shares of the common stock at the time of the grant of the performance-based award).

The board of directors expects that the number of shares reserved under the 2014 Plan should satisfy the Company’s needs to attract, motivate, reward, and retain the services of key employees, key contractors, and outside directors for the next three to four years absent a significant corporate event, including the hiring or loss of a key management employee.

Shares to be issued may be made available from authorized but unissued shares of common stock.  During the term of the 2014 Plan, we will at all times reserve and keep enough shares available to satisfy the requirements of the 2014 Plan. If an award under the 2014 Plan is cancelled, forfeited, or expires, in whole or in part, the shares subject to such forfeited, expired, or cancelled award may again be awarded under the 2014 Plan. In the event that previously acquired shares are delivered to us in full or partial payment of the option price for the exercise of a stock option granted under the 2014 Plan, the number of shares available for future awards under the 2014 Plan shall be reduced only by the net number of shares issued upon the exercise of the stock option or settlement of an award. Awards that may be satisfied either by the issuance of common stock or by cash or other consideration shall be counted against the maximum number of shares that may be issued under the 2014 Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares. Only shares forfeited back to the Company; shares cancelled on account of termination, expiration, or lapse of an award; shares surrendered in payment of the option price of an option; or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of a stock option shall again be available for grant of incentive stock options under the 2014 Plan, but shall not increase the maximum number of shares described above as the maximum number of shares that may be delivered pursuant to incentive stock options.

Administration . The 2014 Plan may be administered by the board of directors or a committee of the board of directors consisting of two or more members. The compensation committee or Board of Directors will determine the persons to whom awards are to be made; determine the type, size, and terms of awards; interpret the 2014 Plan; establish and revise rules and regulations relating to the 2014 Plan; and make any other determinations that it believes necessary for the administration of the 2014 Plan.

Eligibility . Employees (including any employee who is also a director or an officer), contractors, and outside directors of the Company whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2014 Plan. As of March 26, 2014, there were approximately 55 employees, directors, and contractors who would be eligible for awards under the 2014 Plan.

Stock Options . For persons subject to U.S. income tax, the compensation committee or Board of Directors may grant either incentive stock options (“ISOs”) qualifying under Section 422 of the Code or nonqualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive ISOs. Stock options may not be granted with an option price less than 100% of the fair market value of a share of common stock on the date the stock option is granted. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of a share of common stock on the date of grant. The compensation committee or Board of Directors will determine the terms of each stock option at the time of grant, including without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the compensation committee or Board of Directors, except that the compensation committee or Board of Directors may not grant stock options with a term exceeding ten years.

Restricted Stock and Restricted Stock Units . The compensation committee or Board of Directors is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares of common stock that may not be sold, transferred, pledged, hypothecated, encumbered, or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period as specified by the compensation committee or Board of Directors. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the compensation committee or Board of Directors, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The compensation committee or Board of Directors determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time, or other restrictions and conditions. The value of the restricted stock units may be paid in shares, cash, or a combination of both, as determined by the compensation committee or Board of Directors.

Performance Awards . The compensation committee or Board of Directors may grant performance awards payable in shares of common stock or other consideration at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. The compensation committee or Board of Directors will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2014 Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance.

Other Awards . The compensation committee or Board of Directors may grant other forms of awards payable in cash or shares if the compensation committee or Board of Directors determines that such other form of award is consistent with the purpose and restrictions of the 2014 Plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Vesting, Forfeiture, Assignment . The compensation committee or Board of Directors, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2014 Plan. If the compensation committee or Board of Directors imposes conditions upon vesting, then subsequent to the date of grant, the compensation committee or Board of Directors may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested.

The compensation committee or Board of Directors may impose on any award at the time of grant or thereafter, such additional terms and conditions as the compensation committee or Board of Directors determines, including, without limitation, terms requiring forfeiture of awards in the event of a participant’s termination of service. The compensation committee or Board of Directors will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the compensation committee or Board of Directors, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.  Awards granted under the 2014 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

Amendment or Discontinuance of the 2014 Plan . The board of directors may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the 2014 Plan in whole or in part, except, that no amendment for which stockholder approval is required either: (i) by any securities exchange or inter-dealer quotation system on which the common stock is listed or traded, or (ii) in order for the 2014 Plan and incentives awarded under the 2014 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment is approved by the requisite vote of our stockholders entitled to vote thereon. Any amendments made shall, to the extent deemed necessary or advisable by the compensation committee or Board of Directors, be applicable to any outstanding awards theretofore granted under the 2014 Plan, notwithstanding any contrary provisions contained in any award agreement. In the event of any such amendment to the 2014 Plan, the holder of any award outstanding under the 2014 Plan shall, upon request of the compensation committee or Board of Directors and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the compensation committee or Board of Directors to any award agreement relating thereto. Notwithstanding anything contained in the 2014 Plan to the contrary, unless required by law, no action regarding amendment or discontinuance shall adversely affect any rights of participants or obligations of the Company to participants with respect to any awards granted under the 2014 Plan without the consent of the affected participant.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences relating to the transactions described under the 2014 Plan as set forth below. This summary does not purport to address all aspects of U.S. federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation . In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options . A participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any shares acquired by exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to two years after the date the ISO was granted or one year after the shares were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of shares acquired by exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of shares acquired by exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the shares is greater than the fair market value of the shares on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the shares will be treated as capital gain. However, if the price received for shares acquired by exercise of an ISO is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the shares.

Nonqualified Stock Options . A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for the shares acquired under a nonqualified stock option will be equal to the option price paid for such shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Shares . If a participant pays the option price of a nonqualified stock option with previously-owned shares of our common stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares’ fair market value. The participant’s tax basis in such shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock . A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of the sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Other Awards . In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, we will receive a U.S. federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

U.S. Federal Tax Withholding . Any ordinary income realized by a participant upon the exercise of an award under the 2014 Plan is subject to withholding of U.S. federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, we will have the right to require that, as a condition to delivery of any certificate for shares of common stock or the registration of the shares in the participant’s name, the participant remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if we consent in writing, accept delivery of shares with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company . To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters . We may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent that we determine that Section 162(m) of the Code will apply to any awards granted pursuant to the 2014 Plan, we intend that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the 2014 Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by us of a compensation deduction.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR 2014 EQUITY INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR GRANT BY 200,000 SHARES

REPORT OF THE AUDIT COMMITTEE

On October 23, 2013 the Company established an Audit Committee of the Board of Directors.  The Audit Committee consists of two members, Messrs. Everett and Bosivert.  All the members are independent directors under the NYSE and SEC Audit Committee structure and membership requirements.  The Audit committee has certain duties and powers as described in its written charter, a copy of which can be found on the company’s website at http://www.issuerdirect.com/home/factors-affecting-corporate-governance.

The Audit Committee has reviewed and discussed the Company’s audited financial statements and related footnotes for the fiscal year ended December 31, 2015, and the independent auditor’s report on those financial statements, with management and with our independent auditor, Cherry Bekaert LLP (“Cherry Bekaert”). The Audit Committee has also discussed with Cherry Bekaert the matters required to be discussed by the statement on Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from Cherry Bekaert required by applicable requirements of the Public Company Accounting Oversight Board regarding Cherry Bekaert’s communications with the Audit Committee concerning independence, and has discussed with Cherry Bekaert that firm’s independence.

Based on the review and the discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directorsthat the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 that was filed with the SEC.

The Audit Committee:

/s/ William H. Everett
William H. Everett (Chairman)

/s/ Andre M. Boisvert
Andre M. Boisvert

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

On August 22, 2013, in connection with and to partially fund the acquisition and simultaneously with the acquisition of PIR, we entered into the 8% Note with Red Oak. The 8% Note began paying quarterly interest payments on September 30, 2013. Beginning immediately upon the date of issuance, Red Oak or its assigns may convert the 8% Note into shares of our common stock at a conversion price of $3.99 per share. On November 12, 2014, Red Oak converted $833,327 of principal and $23,369 of accrued interest payable on the 8% Note into 214,710 shares of our common stock at the conversion price of $3.99.  On August 22, 2015, Red Oak converted the remaining $1,666,673 of principal on the 8% Note into 417,712 shares of the Company’s common stock at the conversion price of $3.99.  As of December 31, 2015, we do not owe any amounts related to the 8% Note.

Director Independence

As of April 11, 2016, we had four independent directors on our Board, Andre M. Boisvert, William H. Everett, J. Patrick Galleher and David Sandberg. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc. and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the Compensation Committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

A copy of our 2015 Annual Report on Form 10-K is available to each stockholder in connection with this Proxy Statement. The 2015 Annual Report on Form 10-K is not a part of the proxy solicitation materials.

We file reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. Our SEC filings are also available on the SEC’s website at http://www.sec.gov.

ISSUER DIRECT CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – FRIDAY JUNE 10, 2016, AT 9:00 AM EDT
CONTROL ID:
REQUEST ID:

The undersigned, a stockholder of Issuer Direct Corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Jeffrey Quick proxy, with power of substitution, for and in the name of the undersigned to attend the 2015 annual meeting of stockholders of the Company to be held at 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, on Friday, June 10, 2016 beginning at 9:00 AM, local time, or at any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/ISDR
PHONE:	1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF ISSUER DIRECT CORPORATION	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1			FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	To elect the five (5) directors nominated by our Board of Directors as set forth in the Proxy Statement		☐	☐
	Andre M. Boisvert	Chairman of the Board, Member of the Audit Committee			☐
	William H. Everett	Director, Chairman of the Audit Committee, Member of Compensation Committee and Strategic Advisory Committee			☐	CONTROL ID:
	David Sandberg	Director, Chairman of the Compensation Committee			☐	REQUEST ID:
	J. Patrick Galleher	Director, Chairman of the Strategic Advisory Committee			☐
	Brian R. Balbirnie	Director, Chief Executive Officer			☐

Proposal 2			FOR	AGAINST	ABSTAIN
	To ratify the appointment by the Audit Committee of the Board of Directors of Cherry Bekaert, LLP as our independent registered public accounting firm for the year ending December 31, 2016		☐	☐	☐

Proposal 3			FOR	AGAINST	ABSTAIN
	To amend our 2014 Equity Incentive Plan to increase the number of shares authorized for grant by 200,000 shares		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ◻ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2016

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)